                                                                   Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

    Name of Subsidiary                                  State of Incorporation
    ------------------                                  ----------------------

    1)  Glas-Craft, Inc.                                        Indiana
    2)  Raven Lining Systems, Inc.                             Oklahoma
    3)  Cohesant Export, Inc.                                  Barbados
    4)  Cohesant of Missouri, Inc.                             Missouri
        (F/K/A American Chemical Company)